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                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-47469) and in the related Prospectus pertaining to the registration of $750,000,000 in Debt Securities, Preferred Shares, Depositary Shares, Common Stock Warrants and Common Stock, the Registration Statement (Form S-3 No. 333-65833) pertaining to the registration of 3,452,181 Shares of Common Stock, the Registration Statement (Form S-3 No. 333-41433) pertaining to the registration of 3,713,331 Shares of Common Stock, the Registration Statement (Form S-3 No. 333-44997) pertaining to the registration of 728,929 Shares of Common Stock, the Registration Statement (Form S-3 No. 333-09945) pertaining to the BRE Properties, Inc. Dividend Stock Purchase and Dividend Reinvestment Plan, the Registration Statement (Form S-8 No. 333-69217) pertaining to the Amended and Restated 1992 Employee Stock Plan, the Amended and Restated Non-Employee Director Stock Option Plan, and the Consultancy Stock Option Agreement dated March 2, 1998, the Registration Statement (Form S-8 No. 333-02257) pertaining to the Amended and Restated Non-Employee Director Stock Option Plan of BRE Properties, Inc. and the Assumed Real Estate Investment Trust of California 1991 Officer Stock Option Plan, the Registration Statement (Form S-8 No. 33-61209) pertaining to the BRE Properties, Inc. 1994 Non-Employee Director Stock Plan and Chief Executive Officer Stock Option Plan, the Registration Statement (Form S-8 No. 33-60082) pertaining to the BRE Properties, Inc. 1992 Employee Stock Option Plan, the Registration Statement (Form S-8 No. 33-5389) pertaining to the BRE Properties, Inc. 1984 Stock Option Plan, the Registration Statement (Form S-3 No. 333-09945) and in the related Prospectus pertaining to the registration of 2,000,000 Shares of Common Stock, and the Registration Statement (Form S-8 No. 333-30646) pertaining to the 1999 BRE Stock Incentive Plan, of our report dated January 18, 2000, included in the Annual Report on Form 10-K of BRE Properties, Inc. for the year ended December 31, 1999, with respect to the consolidated financial statements and related financial schedule, as amended, included in this Form 10-K/A.

                                                    /s/  ERNST & YOUNG LLP
San Francisco, California
July 31, 2000